                                                                                              [FILED PURSUANT TO RULE 433]

REVISED TERM SHEET

RALI SERIES 2006-QA9 TRUST
MORTGAGE PASS-THROUGH CERTIFICATES,
SERIES 2006-QA9

RESIDENTIAL ACCREDIT LOANS, INC.
Depositor

RESIDENTIAL FUNDING COMPANY, LLC
Sponsor and Master Servicer

DEUTSCHE BANK TRUST COMPANY AMERICAS
Trustee

CREDIT SUISSE SECURITIES (USA) LLC
Lead Underwriter

THE  DEPOSITOR  HAS FILED A  REGISTRATION  STATEMENT  (INCLUDING  A BASE  PROSPECTUS)  WITH THE  SECURITIES  AND  EXCHANGE
COMMISSION,  OR SEC, FOR THE OFFERING TO WHICH THIS  COMMUNICATION  RELATES.  BEFORE YOU INVEST,  YOU SHOULD READ THE BASE
PROSPECTUS  IN THAT  REGISTRATION  STATEMENT  AND OTHER  DOCUMENTS  THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE
INFORMATION  ABOUT THE DEPOSITOR AND THE OFFERING.  YOU MAY GET THESE  DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC
WEB SITE AT WWW.SEC.GOV.  ALTERNATIVELY,  THE DEPOSITOR,  ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL
ARRANGE TO SEND YOU THE BASE PROSPECTUS AT NO CHARGE IF YOU REQUEST IT BY CALLING TOLL-FREE 1-800-221-1037.

THIS TERM SHEET IS NOT  REQUIRED  TO, AND DOES NOT,  CONTAIN ALL  INFORMATION  THAT IS REQUIRED TO BE INCLUDED IN THE BASE
PROSPECTUS  AND  THE  PROSPECTUS  SUPPLEMENT  FOR  THE  OFFERED  CERTIFICATES.  THE  INFORMATION  IN THIS  TERM  SHEET  IS
PRELIMINARY AND IS SUBJECT TO COMPLETION OR CHANGE.

THE  INFORMATION  IN THIS TERM SHEET,  IF CONVEYED  PRIOR TO THE TIME OF YOUR  COMMITMENT  TO PURCHASE  ANY OF THE OFFERED
CERTIFICATES,  SUPERSEDES  INFORMATION  CONTAINED IN ANY PRIOR SIMILAR TERM SHEET, THE TERM SHEET SUPPLEMENT AND ANY OTHER
FREE WRITING PROSPECTUS RELATING TO THOSE OFFERED CERTIFICATES.

THIS TERM SHEET AND THE RELATED TERM SHEET  SUPPLEMENT IS NOT AN OFFER TO SELL OR A SOLICITATION  OF AN OFFER TO BUY THESE
SECURITIES IN ANY STATE WHERE SUCH OFFER, SOLICITATION OR SALE IS NOT PERMITTED.

OCTOBER [20], 2006

   IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN ANY FINAL TERM SHEET FOR ANY CLASS OF OFFERED CERTIFICATES, THE TERM
                SHEET SUPPLEMENT AND THE RELATED BASE PROSPECTUS WITH RESPECT TO THE OFFERED CERTIFICATES

We  provide  information  to you  about  the  offered  certificates  in  three or more  separate  documents  that  provide progressively more detail:

         -        the related base prospectus,  dated August 8, 2006, which provides  general  information,  some of which may not apply to the offered certificates;

         -        the term sheet  supplement,  dated October 10, 2006, which provides general  information about series of certificates  issued pursuant to the depositor's QA program,  some of which may not apply to the offered certificates; and

         -        this term sheet,  which  describes  terms  applicable to the classes of offered  certificates  described herein and provides a description of certain  collateral  stipulations  regarding the mortgage loans and the parties to the transaction, and provides other information related to the offered certificates.

This term sheet  provides a very general  overview of certain terms of the offered  certificates  and does not contain all of the  information  that you should  consider in making your  investment  decision.  To understand  all of the terms of a class of the offered  certificates,  you should read carefully this document,  the term sheet  supplement,  and the entire base prospectus.

The related base prospectus may be found by visiting EDGAR on the SEC website at www.sec.gov.

The registration statement to which this offering relates is Commission File Number 333-131213.

If the  description  of the  offered  certificates  in  this  term  sheet  differs  from  the  description  of the  senior certificates  in the related base  prospectus or the term sheet  supplement,  you should rely on the  description  in this term sheet.  Capitalized  terms used but not defined  herein  shall have the  meaning  ascribed  thereto in the term sheet supplement and the related base prospectus.

THE  INFORMATION IN THIS TERM SHEET, IF CONVEYED PRIOR TO THE TIME OF YOUR  CONTRACTUAL  COMMITMENT TO PURCHASE ANY OF THE
OFFERED   CERTIFICATES,   SUPERSEDES  ANY  INFORMATION   CONTAINED  IN  ANY  PRIOR  SIMILAR  MATERIALS  RELATING  TO  SUCH
CERTIFICATES.  THE  INFORMATION  IN THIS TERM SHEET IS  PRELIMINARY,  AND IS SUBJECT TO  COMPLETION  OR CHANGE.  THIS TERM
SHEET IS BEING DELIVERED TO YOU SOLELY TO PROVIDE YOU WITH  INFORMATION  ABOUT THE OFFERING OF THE  CERTIFICATES  REFERRED
TO IN THIS TERM SHEET AND TO SOLICIT AN OFFER TO PURCHASE  THE  CERTIFICATES,  WHEN,  AS AND IF ISSUED.  ANY SUCH OFFER TO
PURCHASE MADE BY YOU WILL NOT BE ACCEPTED AND WILL NOT  CONSTITUTE A CONTRACTUAL  COMMITMENT BY YOU TO PURCHASE ANY OF THE
CERTIFICATES, UNTIL WE HAVE ACCEPTED YOUR OFFER TO PURCHASE CERTIFICATES.

THE  CERTIFICATES  REFERRED  TO IN THESE  MATERIALS  ARE BEING SOLD  WHEN,  AS AND IF ISSUED.  THE  ISSUING  ENTITY IS NOT
OBLIGATED  TO  ISSUE  SUCH  CERTIFICATES  OR ANY  SIMILAR  SECURITY  AND THE  UNDERWRITER'S  OBLIGATION  TO  DELIVER  SUCH
CERTIFICATES  IS SUBJECT  TO THE TERMS AND  CONDITIONS  OF THE  UNDERWRITING  AGREEMENT  WITH THE  ISSUING  ENTITY AND THE
AVAILABILITY  OF SUCH  CERTIFICATES  WHEN, AS AND IF ISSUED BY THE ISSUING  ENTITY.  YOU ARE ADVISED THAT THE TERMS OF THE
OFFERED  CERTIFICATES,  AND THE  CHARACTERISTICS  OF THE MORTGAGE  LOAN POOL BACKING  THEM,  MAY CHANGE (DUE,  AMONG OTHER
THINGS,  TO THE  POSSIBILITY  THAT  MORTGAGE  LOANS THAT  COMPRISE THE POOL MAY BECOME  DELINQUENT  OR DEFAULTED OR MAY BE
REMOVED OR REPLACED AND THAT SIMILAR OR DIFFERENT  MORTGAGE  LOANS MAY BE ADDED TO THE POOL,  AND THAT ONE OR MORE CLASSES
OF  CERTIFICATES  MAY BE SPLIT,  COMBINED  OR  ELIMINATED),  AT ANY TIME  PRIOR TO  ISSUANCE  OR  AVAILABILITY  OF A FINAL
PROSPECTUS.  YOU ARE  ADVISED  THAT  CERTIFICATES  MAY NOT BE ISSUED  THAT  HAVE THE  CHARACTERISTICS  DESCRIBED  IN THESE
MATERIALS.  THE  UNDERWRITER'S  OBLIGATION  TO SELL SUCH  CERTIFICATES  TO YOU IS  CONDITIONED  ON THE MORTGAGE  LOANS AND
CERTIFICATES  HAVING THE  CHARACTERISTICS  DESCRIBED  IN THESE  MATERIALS.  IF FOR ANY REASON THE ISSUING  ENTITY DOES NOT
DELIVER SUCH  CERTIFICATES,  THE UNDERWRITER WILL NOTIFY YOU, AND NEITHER THE ISSUING ENTITY NOR ANY UNDERWRITER WILL HAVE
ANY OBLIGATION TO YOU TO DELIVER ALL OR ANY PORTION OF THE  CERTIFICATES  WHICH YOU HAVE  COMMITTED TO PURCHASE,  AND NONE
OF THE ISSUING ENTITY NOR ANY UNDERWRITER  WILL BE LIABLE FOR ANY COSTS OR DAMAGES  WHATSOEVER  ARISING FROM OR RELATED TO
SUCH NON-DELIVERY.

NEITHER THE ISSUING ENTITY OF THE  CERTIFICATES  OR ANY OF ITS  AFFILIATES  PREPARED,  PROVIDED,  APPROVED OR VERIFIED ANY
STATISTICAL OR NUMERICAL INFORMATION  PRESENTED HEREIN,  ALTHOUGH THAT INFORMATION MAY BE BASED IN PART ON LOAN LEVEL DATA
PROVIDED BY THE ISSUING ENTITY OR ITS AFFILIATES.

RISK FACTORS

The offered  certificates  are not suitable  investments  for all investors.  In  particular,  you should not purchase any class of offered  certificates  unless you understand the prepayment,  credit,  liquidity and market risks associated with that class.  The offered  certificates  are complex  securities.  You should  possess,  either  alone or together  with an investment  advisor,  the expertise  necessary to evaluate the  information  contained in this term sheet,  the term sheet supplement and the related base  prospectus for the offered  certificates  in the context of your financial  situation and tolerance for risk. You should carefully  consider,  among other things,  all of the applicable risk factors in connection with the  purchase of any class of the offered  certificates  listed in the section  entitled  "Risk  Factors" in the term sheet supplement.

------------- ------------------------- ------------------ ------------------------- ------------------------------------
                                           CERTIFICATE
                                            PRINCIPAL      EXPECTED INITIAL RATING
   CLASS         PASS-THROUGH RATE       BALANCE ($) (1)     (S&P / MOODY'S) (2)                DESIGNATIONS
------------- ------------------------- ------------------ ------------------------- ------------------------------------
-------------------------------------------------------------------------------------------------------------------------
                                                  OFFERED CERTIFICATES
-------------------------------------------------------------------------------------------------------------------------
    A-1         Adjustable Rate (3)           313,187,000         AAA / Aaa            Super Senior / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
    A-2         Adjustable Rate (4)            34,798,000         AAA / Aaa           Senior Support / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
    M-1        Adjustable Rate ((5))            8,880,000         AA+ / Aa2              Mezzanine / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
    M-2        Adjustable Rate ((6))            3,885,000          AA / A2               Mezzanine / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
    M-3        Adjustable Rate ((7))            2,590,000          A / Baa1              Mezzanine / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
    M-4        Adjustable Rate ((8))            1,295,000         A- / Baa2              Mezzanine / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
    M-5        Adjustable Rate ((9))            1,295,000        BBB+ / Baa3             Mezzanine / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
    M-6        Adjustable Rate (1(0))           1,665,000         BBB / Ba1              Mezzanine / Adjustable Rate
------------- ------------------------- ------------------ ------------------------- ------------------------------------
            TOTAL OFFERED                    $367,595,000
--------------------------------------- ------------------ ------------------------- ------------------------------------

(1) The initial  Certificate  Principal  Balances  presented in this term sheet are  approximate  and subject to a +/- 10%
   variance.
(2) It is a condition to the issuance of the Class A-1  Certificates,  Class A-2  Certificates  and Class M-1 Certificates
   through  the Class M-6  Certificates  that they be rated by at least two of the rating  agencies.  The rating  agencies will include Standard & Poor's, a division of McGraw-Hill  Companies,  Inc. ("S&P") and Moody's Investors Service, Inc.
   ("Moody's").
(3) The  Pass-Through  Rate for the Class A-1  Certificates  will be a floating  rate equal to the least of (a)  One-Month
   LIBOR plus  [TBD]%,  (b) the Net WAC Cap Rate (which is equal to the weighted  average net rate on the  mortgage  loans adjusted for payments due to the swap provider) and (c) [11]%.  Two months  following the optional  redemption  date on the deal the Class A-1  Margin  will  increase  to two  times.  The Class A-1  Certificates  will also be  entitled  to receive  certain swap  payments as described  under the Swap  Agreement  section  below and certain  yield  maintenance payments as described under the Yield Maintenance Agreement section below.
(4) The  Pass-Through  Rate for the Class A-2  Certificates  will be a floating  rate equal to the least of (a)  One-Month
   LIBOR plus [TBD]%,  (b) the Net WAC Cap Rate and (c) [11]%.  Two months  following the optional  redemption date on the deal the Class A-2 Margin  will  increase  to two times.  The Class A-2  Certificates  will also be entitled to receive certain swap payments as described  under the Swap Agreement  section below and certain yield  maintenance  payments as described under the Yield Maintenance Agreement section below.
((5)) The  Pass-Through  Rate for the Class M-1  Certificates  will be a floating rate equal to the least of (a) One-Month
   LIBOR plus [TBD]%,  (b) the Net WAC Cap Rate and (c) [11]%.  Two months  following the optional  redemption date on the deal the Class M-1 Margin  will  increase to one and half times.  The Class M-1  Certificates  will also be entitled to receive  certain swap  payments as described  under the Swap  Agreement  section  below and certain  yield  maintenance payments as described under the Yield Maintenance Agreement section below.
((6)) The  Pass-Through  Rate for the Class M-2  Certificates  will be a floating rate equal to the least of (a) One-Month
   LIBOR plus [TBD]%,  (b) the Net WAC Cap Rate and (c) [11]%.  Two months  following the optional  redemption date on the deal the Class M-2 Margin  will  increase to one and half times.  The Class M-2  Certificates  will also be entitled to receive  certain swap  payments as described  under the Swap  Agreement  section  below and certain  yield  maintenance payments as described under the Yield Maintenance Agreement section below.
((7)) The  Pass-Through  Rate for the Class M-3  Certificates  will be a floating rate equal to the least of (a) One-Month
   LIBOR plus [TBD]%,  (b) the Net WAC Cap Rate and (c) [11]%.  Two months  following the optional  redemption date on the deal the Class M-3 Margin  will  increase to one and half times.  The Class M-3  Certificates  will also be entitled to receive  certain swap  payments as described  under the Swap  Agreement  section  below and certain  yield  maintenance payments as described under the Yield Maintenance Agreement section below.
((8)) The  Pass-Through  Rate for the Class M-4  Certificates  will be a floating rate equal to the least of (a) One-Month
   LIBOR plus [TBD]%,  (b) the Net WAC Cap Rate and (c) [11]%.  Two months  following the optional  redemption date on the deal the Class M-4 Margin  will  increase to one and half times.  The Class M-4  Certificates  will also be entitled to receive  certain swap  payments as described  under the Swap  Agreement  section  below and certain  yield  maintenance payments as described under the Yield Maintenance Agreement section below.
((9)) The  Pass-Through  Rate for the Class M-5  Certificates  will be a floating rate equal to the least of (a) One-Month
   LIBOR plus [TBD]%,  (b) the Net WAC Cap Rate and (c) [11]%.  Two months  following the optional  redemption date on the deal the Class M-5 Margin  will  increase to one and half times.  The Class M-5  Certificates  will also be entitled to receive  certain swap  payments as described  under the Swap  Agreement  section  below and certain  yield  maintenance payments as described under the Yield Maintenance Agreement section below.
((1)(0))  The  Pass-Through  Rate for the  Class  M-6  Certificates  will be a  floating  rate  equal to the  least of (a)
   One-Month  LIBOR plus [TBD]%,  (b) the Net WAC Cap Rate and (c) [11]%.  Two months  following  the optional  redemption date on the deal the Class M-6 Margin  will  increase to one and half times.  The Class M-6  Certificates  will also be entitled to receive  certain swap  payments as  described  under the Swap  Agreement  section  below and certain  yield maintenance payments as described under the Yield Maintenance Agreement section below.

AGGREGATE POOL- STIPULATED MORTGAGE POOL CHARACTERISTIC

------------------------------------------------------------------ -------------------------------------------------------
MORTGAGE LOAN TYPE:                                                    3/1, 3/6, 5/1, 5/6, 7/1 & 7/6 Alt A Hybrid Arm
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
AGGREGATE STATED PRINCIPAL BALANCE (+/- 10%):                                              $370mm
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
GROSS WEIGHTED AVERAGE COUPON (+/- 0.10):                                                  7.032%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE PASS-THRU RATE (+/- 0.10):                                                6.682%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE GROSS MARGIN (+/-0.15):                                                   2.335%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE CAP AT THE ROLL (+/- 0.15):                                               4.718%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE PERIODIC CAP (+/- 0.15):                                                  1.951%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE LIFE CAP (+/- 0.15):                                                      5.124%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE ORIGINAL MATURITY (+/- 1 MONTH):                                          360.0
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE REMAINING MATURITY (+/- 1 MONTH):                                         359.0
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
MONTHS TO ROLL (+/- 1 MONTH):                                                                64
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE LTV RATIO (+/- 5):                                                        75.2%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
CALIFORNIA CONCENTRATION (+/-10):                                                          37.9%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
FULL/ALT DOCUMENTATION (+/- 10):                                                           17.7%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
CASH OUT REFINANCE (+/- 10):                                                               30.0%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
SINGLE FAMILY DETACHED (+/- 10):                                                           81.7%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
INVESTOR PROPERTY (+/- 10):                                                                12.3%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
INTEREST ONLY MORTGAGE LOANS (+/-10):                                                      86.1%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
WEIGHTED AVERAGE FICO (+/- 10):                                                            710.4
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
AVERAGE MORTGAGE LOAN BALANCE (+/- 10%):                                                  $415,000
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
CONFORMING BALANCE (+/-10) :                                                               31.00%
------------------------------------------------------------------ -------------------------------------------------------
------------------------------------------------------------------ -------------------------------------------------------
PREPAYMENT PENALTY (+/-10):                                                                0.00%
------------------------------------------------------------------ -------------------------------------------------------

The  percentages  set forth in the table  above,  other than any  weighted  averages,  are  percentages  of the  aggregate principal  balance of the actual  mortgage  loan pool to be included in the trust on the Closing  Date,  as of the Cut-off
Date,  after  deducting  payments of principal due during the month of the Cut-off Date. Any weighted  average is weighted based on the  principal  balance of the actual  mortgage  loans to be included in the trust on the Closing Date, as of the
Cut-off Date, after deducting payments of principal due during the month of the Cut-off Date.

A percentage  expressed in parenthesis  for a category in the tables above reflects the percentage by which the number set forth for such category may vary in the actual  mortgage  pool included in the trust on the Closing Date.  For example the
Aggregate Stated  Principal  Balance of the mortgage loans in the trust on the Closing Date, as of the Cut-off Date, after deducting  payments  of  principal  due during the month of the  Cut-off  Date,  could be lower or higher  than the amount specified by as much as 10%.

A number  expressed  in  parenthesis  for a  category  in the  tables  above  reflects  the  amount by which the  number or percentage  set forth for such  category may vary in the actual  mortgage  pool  included in the trust on the Closing Date.
For example,  the Cash Out Refinance  percentage could vary from 20.0% to 40.0% of the aggregate  principal  balance of the actual  mortgage  loans  included in trust on the  Closing  Date,  as of the  Cut-off  Date,  after  deducting  payments of principal due during the month of the Cut-off Date.

CERTAIN TRANSACTION INFORMATION

UNDERWRITER:                        Credit Suisse Securities (USA) LLC

SIGNIFICANT SERVICERS:              Servicers that may  subservice  10% or more by principal  amount of the mortgage loans
                                    include  Homecomings  Financial,   LLC.,  a  wholly-owned  subsidiary  of  Residential
                                    Funding,  PHH Mortgage  Corporation  and GMAC  Mortgage  Corporation,  an affiliate of
                                    Residential Funding Company, LLC.

SIGNIFICANT ORIGINATORS:            Originators  that  originated  10% or more of the mortgage  loans include  Homecomings
                                    Financial,  LLC, a  wholly-owned  subsidiary  of  Residential  Funding,  GMAC Mortgage
                                    Corporation, an affiliate of Residential Funding, and PHH Mortgage Corporation.

SWAP PROVIDER:                      Credit Suisse International.

YIELD MAINTENANCE PROVIDER:         Credit Suisse International.

CUT-OFF DATE:                       October 1, 2006.

CLOSING DATE:                       On or about October 30, 2006.

DISTRIBUTION DATE:                  25th of each  month,  or the  next  business  day if such day is not a  business  day, commencing in November 2006.

ASSUMED FINAL
DISTRIBUTION DATES:                 The distribution  date in November 2036. The actual final  distribution  date could be substantially earlier.

FORM OF CERTIFICATES:               Book-entry: Class A Certificates and Class M Certificates.

PREPAYMENT ASSUMPTION:              A 30% prepayment  assumption  assumes a constant  prepayment  rate, or CPR, of 30% per annum of the then outstanding principal balance of the mortgage loans.

MINIMUM DENOMINATIONS:              Class A Certificates  and those classes of Class M Certificates  rated in at least the
                                    second  highest  rating   category  by  one  of  the  rating   agencies,   in  minimum
                                    denominations  representing  an original  principal  amount of $100,000  and  integral multiples of $1,000 in excess  thereof.  All other classes of Class M Certificates  in minimum denominations of $250,000 and integral multiples of $1,000 in excess thereof.

SENIOR CERTIFICATES:                Class A Certificates.

SUBORDINATE CERTIFICATES:           Class M Certificates.  The Subordinate Certificates will provide credit enhancement to the Senior Certificates.

ERISA:                              Subject to the  considerations  contained  in the term sheet  supplement,  the Class A
                                    Certificates  and  Class M  Certificates  may be  eligible  for  purchase  by  persons investing assets of employee benefit plans or individual retirement accounts assets.

                                    In addition,  prior to the termination of the Swap Agreement, the Class A Certificates and  Class M  Certificates  may only be  purchased  by  persons  investing  assets  of employee  benefit  plans or  individual  retirement  accounts  assets  if such  person qualifies for the relief  available under Section 408 (b) (17) of ERISA or one or more of the following investor-based exemptions:

                                o        Prohibited Transaction Class Exemption ("PTCE") 84-14, regarding transactions negotiated by independent
                                           "qualified professional asset managers";

                                o        PTCE 90-1, regarding investments by insurance company pooled separate accounts;

                                o        PTCE 91-38, regarding investments by bank collective investment funds;

                                o        PTCE 95-60, regarding investments by insurance company general accounts; or

                                o        PTCE 96-23, regarding transactions negotiated by certain "in-house asset managers."

                                 See  "ERISA  Considerations"  in the  term  sheet  supplement  and in  the  related  base prospectus.

SMMEA:                           When  issued  the  offered  certificates  rated in at least  the  second  highest  rating category  by one of the  rating  agencies  will  be  "mortgage  related  securities"  for purposes of the Secondary  Mortgage  Market  Enhancement  Act of 1984, or SMMEA,  and the
                                 remaining  classes  of  certificates  will  not  be  "mortgage  related  securities"  for purposes of SMMEA.

                                 See "Legal  Investment" in the term sheet  supplement and "Legal  Investment  Matters" in the related base  prospectus.

TAX STATUS:                      For federal  income tax purposes,  the  depositor  will elect to treat the portion of the trust  consisting  of the mortgage  loans and certain other  segregated  assets as one or more real estate mortgage investment  conduits.  The offered  certificates will represent ownership  of  regular  interests  in a  real  estate  mortgage  investment  conduit  and generally  will be treated  as  representing  ownership  of debt for  federal  income tax purposes.  You will be  required to include in income all  interest  and  original  issue discount,  if any,  on such  certificates  in  accordance  with  the  accrual  method  of accounting regardless of your usual methods of accounting.

  For further  information  regarding the federal income tax  consequences of investing in the offered  certificates,  see
  "Material Federal Income Tax Consequences" in the term sheet supplement and in the related base  prospectus.

CREDIT ENHANCEMENT

A.       EXCESS CASH FLOW - For any  Distribution  Date,  the sum of (i) the excess of the Available  Distribution  Amount over the sum of (a) the  interest  distribution  amount for the  certificates  and (b) the  principal  remittance amount,  (ii) any  overcollateralization  reduction  amount,  and (iii) any amounts  received by the supplemental interest  trust under the Swap  Agreement  for that  Distribution  Date.  Excess Cash Flow may be used to protect the Class A Certificates  and Class M Certificates  against  realized  losses by making an additional  payment of principal to cover the amount of the realized losses.

B.       OVERCOLLATERALIZATION  - The initial aggregate  principal balance of the Mortgage Loans is expected to exceed the initial aggregate  certificate principal balance of the Certificates by approximately  $[2,405,000].  This amount represents  approximately  [0.65]% of the aggregate  principal  balance of the Mortgage  Loans and is the initial amount of Overcollateralization required to be provided.

C.        SUBORDINATION  - If the Class M  Certificates  remain  outstanding,  losses on the mortgage  loans which are not covered by Excess Cash Flow or  Overcollateralization  will be first  allocated to the Class M Certificates  with the lowest  payment  priority,  and the other classes of  certificates  will not bear any portion of such losses, except as described in the term sheet  supplement.  If none of the Class M Certificates  are  outstanding  and if there is no  Excess  Cash Flow or  Overcollateralization,  all such  losses  will be  allocated  to the Class A-2
         Certificates,  until the Certificate  Principal  Balance of the Class A- 2 Certificates has been reduced to zero.
         No losses will be allocated to the Class A-1 Certificates.

D.       SWAP  AGREEMENT - Credit  enhancement  for the Class A  Certificates  and Class M  Certificates  will include net payments  made by the  Swap  Counterparty  to the  supplemental  interest  trust  trustee  pursuant  to the  swap agreement.

See   "Description  of  the   Certificates  -  Excess  Cash  Flow  and   Overcollateralization   and"Description   of  the
Certificates--Allocation of Losses" in the term sheet supplement.

ADVANCES

For any month,  if the Master  Servicer  does not  receive  the full  scheduled  payment  on a mortgage  loan,  the Master
Servicer  will  advance  funds to cover the  amount  of the  scheduled  payment  that was not made.  However,  the  Master
Servicer  will  advance  funds only if it  determines  that the  advance  will be  recoverable  from  future  payments  or collections on that mortgage loan.

See "Description of the Certificates--Advances" in the term sheet supplement.

OPTIONAL TERMINATION

On any  distribution  date on which the aggregate  outstanding  principal  balance of the mortgage loans as of the related determination  date is less than 10% of their  aggregate  stated  principal  balance as of the  cut-off  date,  the master servicer may, but will not be required to:

         o        purchase  from the trust  all of the  remaining  mortgage  loans,  causing  an early  retirement  of the certificates; or

         o        purchase all of the certificates.

Under either type of optional  purchase,  holders of the outstanding  certificates are entitled to receive the outstanding certificate  principal  balance of the certificates in full with accrued  interest,  as and to the extent described in the term sheet supplement.  However,  any optional  purchase of the remaining  mortgage loans may result in a shortfall to the holders of the most subordinate  classes of certificates  outstanding,  if the trust then holds  properties  acquired from foreclosing  upon  defaulted  loans.  In either  case,  there will be no  reimbursement  of losses or interest  shortfalls allocated to the certificates.

See  "Pooling  and  Servicing  Agreement--Termination"  in the  term  sheet  supplement  and  "The  Pooling  and  Servicing
Agreement--Termination; Retirement of Certificates" in the related base prospectus.

BASIS RISK SHORTFALL

With respect to any class of Class A Certificates  and Class M  Certificates  and any  distribution  date on which the Net
WAC Cap Rate is used to determine the Pass-Through  Rate of that class of  certificates,  an amount equal to the excess of
(x)  accrued  certificate  interest  for that class of  certificates  calculated  at a rate equal to the lesser of (a) One
Month  LIBOR plus the  related  certificate  margin and (b)  [11]%,  over (y) the  related  accrued  certificate  interest calculated at the Net WAC Cap Rate for such distribution date.

PRIORITY OF DISTRIBUTIONS

 Distributions to the holders of the Certificates will be made generally as follows:
A.       From the  Available  Distribution  Amount,  distribution  of accrued  and unpaid  interest  (less any  prepayment interest  shortfalls not covered by  compensating  interest or any Relief Act  Shortfalls) to the holders of
             Certificates to the extent of the Available  Distribution Amount, (after payment of the Expense Fee Rate) in the following order of priority:

(i)      To the Class A-1 Certificates and Class A-2 Certificates, pro rata;

(ii)     To the Class M-1 Certificates;

(iii)    To the Class M-2 Certificates;

(iv)     To the Class M-3 Certificates;

(v)      To the Class M-4 Certificates;

(vi)     To the Class M-5 Certificates; and

(vii)    To the Class M-6 Certificates.

B.       The Principal Distribution Amount will be distributed as follows:

(i)      To the Class A-1 Certificates and Class A-2 Certificates,  pro rata, the Class A Principal  Distribution  Amount, until the certificate principal balances thereof are reduced to zero;

(ii)     To the Class M-1  Certificates,  the Class M-1 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-1 Certificates is reduced to zero;

(iii)    To the Class M-2  Certificates,  the Class M-2 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-2 Certificates is reduced to zero;

(iv)     To the Class M-3  Certificates,  the Class M-3 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-3 Certificates is reduced to zero;

(v)      To the Class M-4  Certificates,  the Class M-4 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-4 Certificates is reduced to zero;

(vi)     To the Class M-5  Certificates,  the Class M-5 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-5 Certificates is reduced to zero; and

(vii)    To the Class M-6  Certificates,  the Class M-6 Principal  Distribution  Amount,  until the certificate  principal balance of the Class M-6 Certificates is reduced to zero.

SWAP AGREEMENT

On the Closing Date, the supplemental interest trust trustee will enter into a Swap Agreement with the Swap Provider as described in the prospectus supplement.  The Swap Agreement will have an initial notional amount of $[367,595,000].
Under the Swap Agreement, the supplemental interest trust will be obligated to pay an amount equal to [TBD]% per annum on the notional amount (the "Swap Notional Amount") as set forth in the Swap Agreement to the Swap Provider.  The Swap
Provider will be obligated to pay to the supplemental interest trust, for the benefit of the holders of the Class A
Certificates and Class M Certificates, an amount equal to one-month LIBOR on the Swap Notional Amount until the Swap
Agreement is terminated.  Only the net amount of the two obligations will be paid by the appropriate party (the "Net
Swap Payment") and be deposited in an account created by the supplemental interest trust trustee (the "Swap Account").
Each swap payment date will be one business day prior to the distribution date, beginning in November 2006.

Funds on deposit in the Swap  Account,  to the extent  such  amounts  constitute  Net Swap  Payments  payable to the Swap
Provider,  will be distributed  from any available funds prior to  distributions on the Certificates on each related swap payment date to cover,  first,  Net Swap Payment due to the Swap Provider and, second,  any Swap Termination  Payment not due to a Swap Provider  Trigger Event.  Funds on deposit in the Swap Account,  to the extent such amounts  constitute net swap payments  payable to the trust are distributed to the Class A Certificates  and Class M Certificates  through Excess
Cash Flow  Distribution  (as described  below).  For each swap payment date, the Swap Notional  Amount is as set forth on
p.21 of this term sheet.

The Swap Agreement and any payments made by the Swap Provider thereunder will be assets of the supplemental interest trust but will not be assets of any REMIC.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a termination payment (the  "Swap Termination Payment ") to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap
Agreement.  In the event that the supplemental interest trust trustee, on behalf of the supplemental interest trust, is required to make a Swap Termination Payment, that payment will be paid on the related swap payment date, and on any subsequent swap payment date until paid in full, and, if such Swap Termination Payment is not due as a result of the occurrence of a Swap Provider Trigger Event (as defined in the Swap Agreement), such payment will be made prior to distributions to Certificateholders.

As of the date hereof, the long-term debt of the Swap Provider has been assigned a rating of AA- by Standard & Poor's and Aa3 by Moody's Investors Services.

YIELD MAINTENANCE AGREEMENT

On or before the Closing Date, the trustee, acting on behalf of the trust, will enter into a Yield Maintenance Agreement with Credit Suisse International, as Yield Maintenance Provider, whereby, in exchange for a one time payment to the
Yield Maintenance Provider on the closing date, the Yield Maintenance Provider will agree to cover unpaid Basis Risk
Shortfalls for the Class A Certificates and Class M Certificates on each distribution date beginning in October 2011 up to and including the distribution date in September 2013.  The interest accrual period used in calculating the yield maintenance payment will be the period commencing on the prior distribution date and ending on the day immediately preceding the current distribution date.

Payments under the Yield Maintenance Agreement will equal to the product of (a) the positive excess, if any, of (1) the lesser of (x) One-Month LIBOR (as determined by the Yield Maintenance Agreement) and (y) the related upper strike rate for such period over (2) the lower strike rate for such period, (b) a notional amount as defined in the Yield
Maintenance Agreement (the "Yield Maintenance Notional Amount") and (c) a fraction, the numeration of which is the actual number of days elapsed in the related interest accrual period (a period commencing on the prior distribution date and ending on the day immediately preceding the current distribution date), and the denominator of which is 360, provided, however, that if One-Month LIBOR is less than or equal to the applicable lower strike rate, then the payment under the Yield Maintenance Agreement will be zero.

The Yield Maintenance Notional Amount, the upper strike rate and the lower strike rate for each distribution date are as set forth on p. 22 of this term sheet.

Payments under the Yield Maintenance Agreement will be paid first to the Class A Certificates, pro rata, based on the amount of any unpaid Basis Risk Shortfalls, and then to the Class M Certificates, sequentially, based on the unpaid
Basis Risk Shortfalls for such certificates for that distribution date. Amounts paid pursuant to the Yield Maintenance
Agreement in excess of the unpaid Basis Risk Shortfalls for the Class A and Class M Certificates for a distribution date, if any, will be paid pursuant to the pooling and servicing agreement.

EXCESS CASH FLOW DISTRIBUTIONS

On any  Distribution  Date, the Excess Cash Flow and subsequent  recoveries  received by the Master Servicer with respect to any defaulted Mortgage Loan will be allocated among the certificates in the following order of priority:

(i)      as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A  Certificates  and Class M
                 Certificates,  in the priority described under "Priority of Distributions"  above, in reduction of their
                 Certificate  Principal  Balances,  the  principal  portion of realized  losses  previously  allocated to reduce the Certificate  Principal  Balance of any class of Class A Certificates and Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries for that Distribution Date;

(ii)     as part of the  Principal  Distribution  Amount,  to pay to the holders of the Class A  Certificates  and Class M
                 Certificates,  in the priority described under "Priority of Distributions"  above, in reduction of their
                 Certificate  Principal  Balances,  the  principal  portion of realized  losses  incurred on the Mortgage
                 Loans for the preceding calendar month;

(iii)    to pay the holders of the Class A  Certificates  and Class M Certificates  as part of the Principal  Distribution
                 Amount,  in the priority  described under "Priority of Distributions"  above, any  Overcollateralization
                 Increase Amount;

(iv)     to pay the  holders of Class A  Certificates  and Class M  Certificates,  the amount of any  Prepayment  Interest
                 Shortfalls  allocated  thereto  for that  Distribution  Date,  on a pro rata basis  based on  Prepayment
                 Interest  Shortfalls  allocated  thereto,  to the extent not covered by the  Eligible  Master  Servicing
                 Compensation on that Distribution Date;

(v)      to pay to the holders of the Class A Certificates and Class M Certificates,  any prepayment  interest  shortfalls remaining  unpaid from prior  Distribution  Dates  together with interest  thereon,  on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;

(vi)     to pay to the holders of the Class A Certificates,  in the priority  described under "Priority of  Distributions"
                 above,  if  applicable,  and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class
                 M-6  Certificates in that order of priority,  the amount of any Basis Risk Shortfalls  remaining  unpaid as of that  Distribution  Date;  PROVIDED  THAT  AMOUNTS  PAYABLE  UNDER THIS  CLAUSE WILL BE MADE AFTER
                 GIVING  EFFECT  TO  PAYMENT  UNDER  THE  YIELD  MAINTENANCE  AGREEMENT  TO PAY ANY  RELATED  BASIS  RISK
                 SHORTFALLS.

(vii)    to pay to the  holders  of the Class A  Certificates  and Class M  Certificates,  the  amount of any  Relief  Act
                 Shortfalls  allocated  thereto,  on a pro rata basis,  based on Relief Act Shortfalls  allocated thereto for that Distribution Date;

(viii)   to pay to the holders of the Class A Certificates,  in the priority  described under "Priority of  Distributions"
                 above,  if  applicable,  and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class
                 M-6  Certificates  in that order,  the principal  portion of any realized  losses  previously  allocated thereto that remain unreimbursed;

(ix)     to the Swap  Provider,  an amount equal to any Swap  Termination  Payment owed to the Swap Provider due to a Swap
                 Provider Trigger Event pursuant to the Swap Agreement; and

(x)      pay to the holders of the Class SB  Certificates  and Class R Certificates  (both not offered herein) any balance remaining, in accordance with the terms of the pooling and servicing agreement.

 PRINCIPAL REMITTANCE AMOUNT

 For any  Distribution  Date,  the sum of the  following  amounts:  (i) the principal  portion of all  scheduled  monthly payments on the Mortgage Loans received or advanced with respect to the related due period;  (ii) the principal  portion of all proceeds of the repurchase of Mortgage Loans or, in the case of  substitution,  amounts  representing a principal adjustment  as required in the pooling and  servicing  agreement  during the  preceding  calendar  month;  and (iii) the principal  portion of all other  unscheduled  collections  received on the Mortgage Loans during the preceding  calendar month including,  without limitation,  full and partial principal prepayments made by the respective mortgagors,  to the extent not distributed in the preceding month but excluding subsequent recoveries.

 PRINCIPAL DISTRIBUTION AMOUNT

 For any Distribution Date, the lesser of (a) the excess of (x) the Available  Distribution  Amount over (y) the interest distribution  amount and (b) the sum of (x) the Principal  Remittance  Amount for the Mortgage  Loans and (y) the Excess
 Cash Flow to the extent  distributable  as principal  to cover  realized  losses on the Mortgage  Loans and to reach the
 Required  Overcollateralization  Amount minus any Overcollateralization  Reduction Amount and certain other amounts with respect to servicing modifications as set forth in the pooling and servicing agreement.

 CLASS A PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger
 Event is in effect for that Distribution Date, the Principal  Distribution  Amount for that Distribution Date or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect  for that  Distribution  Date,  the  lesser of (a) the
 Principal  Distribution  Amount for that Distribution Date and (b) the excess, if any, of (x) the aggregate  Certificate
 Principal  Balance of the Class A Certificates  immediately  prior to that  Distribution Date over (y) the lesser of (i)
 the product of the  applicable  Subordination  Percentage  and the aggregate  Stated  Principal  Balance of the Mortgage
 Loans  after  giving  effect  to  distributions  to be made on that  Distribution  Date and (ii)  the  aggregate  Stated
 Principal  Balance of the Mortgage Loans after giving affect to the  distributions to be made on such  Distribution Date minus the Overcollateralization Floor.

 CLASS M-1 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger
 Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution  of the Class A Principal  Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger
 Event is not in effect for that Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that Distribution  Date after  distribution of the Class A Principal  Distribution  Amount and (b) the excess of (x) the sum of (i) the  aggregate  Certificate  Principal  Balance of the Class A  Certificates,  after  taking into account the payment of the Class A Principal  Distribution  Amount for that  Distribution  Date and (ii) the  Certificate  Principal
 Balance  of the  Class M-1  Certificates  immediately  prior to that  Distribution  Date over (y) the  lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving  effect to  distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal
 Balance of the Mortgage  Loans after  giving  effect to  distributions  to be made on that  Distribution  Date minus the
 Overcollateralization Floor.

 CLASS M-2 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger
 Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount and the Class M-1 Principal  Distribution  Amount, or
 (ii) on or after the Stepdown Date if a Trigger  Event is not in effect for that  Distribution  Date,  the lesser of (a)
 the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution of the Class A Principal
 Distribution  Amount  and the Class  M-1  Principal  Distribution  Amount  and (b) the  excess of (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class A  Certificates  and Class M-1  Certificates,  after taking into account the payment of the Class A Principal  Distribution  Amount and Class M-1 Principal  Distribution Amount for that
 Distribution  Date and (ii) the Certificate  Principal  Balance of the Class M-2 Certificates  immediately prior to that
 Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate
 Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution
 Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-3 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger
 Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount and the
 Class M-2  Principal  Distribution  Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining  Principal  Distribution Amount for that Distribution Date after distribution of the Class A Principal  Distribution  Amount, the Class M-1 Principal  Distribution  Amount and the Class
 M-2 Principal  Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate  Certificate Principal Balance of the Class A Certificates,  Class M-1 Certificates and Class M-2  Certificates,  after taking into account the payment of the Class A  Principal  Distribution  Amount,  Class  M-1  Principal  Distribution  Amount,  and Class M-2  Principal
 Distribution  Amount  for  that  Distribution  Date  and  (ii)  the  Certificate  Principal  Balance  of the  Class  M-3
 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product  of the  applicable
 Subordination  Percentage  and the  aggregate  Stated  Principal  Balance of the Mortgage  Loans after giving  effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage
 Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-4 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger
 Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
 Class  M-2  Principal  Distribution  Amount  and the  Class M-3  Principal  Distribution  Amount or (ii) on or after the
 Stepdown  Date if a  Trigger  Event is not in  effect  for that  Distribution  Date,  the  lesser  of (a) the  remaining
 Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A Principal  Distribution
 Amount,  the Class M-1 Principal  Distribution  Amount,  the Class M-2 Principal  Distribution  Amount and the Class M-3
 Principal  Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate  Certificate  Principal Balance of the Class A Certificates,  Class M-1 Certificates,  Class M-2 Certificates and Class M-3 Certificates, after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution Amount, Class M-2
 Principal  Distribution  Amount and Class M-3  Principal  Distribution  Amount for that  Distribution  Date and (ii) the
 Certificate  Principal  Balance of the Class M-4 Certificates  immediately  prior to that Distribution Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate Stated Principal Balance of the
 Mortgage Loans after giving effect to distributions to be made on that  Distribution  Date and (ii) the aggregate Stated
 Principal  Balance of the Mortgage  Loans after giving  effect to  distributions  to be made on that  Distribution  Date minus the Overcollateralization Floor.

 CLASS M-5 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger
 Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
 Class M-2  Principal  Distribution  Amount,  the Class M-3  Principal  Distribution  Amount and the Class M-4  Principal
 Distribution  Amount or (ii) on or after the  Stepdown  Date if a Trigger  Event is not in effect for that  Distribution
 Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A  Principal  Distribution  Amount,  the Class M-1  Principal  Distribution  Amount,  the Class M-2  Principal
 Distribution  Amount, the Class M-3 Principal  Distribution  Amount and the Class M-4 Principal  Distribution Amount and
 (b) the excess of (x) the sum of (i) the aggregate  Certificate  Principal  Balance of the Class A  Certificates,  Class
 M-1 Certificates,  Class M-2 Certificates,  Class M-3 Certificates and Class M-4 Certificates, after taking into account the payment of the Class A Principal  Distribution Amount, Class M-1 Principal  Distribution Amount, Class M-2 Principal
 Distribution  Amount,  Class M-3  Principal  Distribution  Amount and Class M-4 Principal  Distribution  Amount for that
 Distribution  Date and (ii) the Certificate  Principal  Balance of the Class M-5 Certificates  immediately prior to that
 Distribution  Date over (y) the lesser of (i) the product of the applicable  Subordination  Percentage and the aggregate
 Stated  Principal  Balance of the Mortgage Loans after giving effect to  distributions  to be made on that  Distribution
 Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 CLASS M-6 PRINCIPAL DISTRIBUTION AMOUNT

 With  respect to any  Distribution  Date (i) prior to the Stepdown  Date or on or after the  Stepdown  Date if a Trigger
 Event is in effect for that Distribution Date, the remaining  Principal  Distribution  Amount for that Distribution Date after  distribution of the Class A Principal  Distribution  Amount,  the Class M-1 Principal  Distribution  Amount,  the
 Class  M-2  Principal  Distribution  Amount,  the Class  M-3  Principal  Distribution  Amount,  the Class M-4  Principal
 Distribution  Amount and the Class M-5 Principal  Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
 Event is not in effect for that Distribution  Date, the lesser of (a) the remaining  Principal  Distribution  Amount for that  Distribution  Date after  distribution  of the Class A  Principal  Distribution  Amount,  the Class M-1  Principal
 Distribution  Amount,  the Class M-2 Principal  Distribution  Amount, the Class M-3 Principal  Distribution  Amount, the
 Class M-4 Principal  Distribution  Amount and the Class M-5 Principal  Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate  Certificate Principal Balance of the Class A Certificates,  Class M-1 Certificates,  Class M-2
 Certificates,  Class M-3 Certificates,  Class M-4 Certificates and Class M-5 Certificates  after taking into account the payment of the Class A Principal  Distribution  Amount,  Class M-1 Principal  Distribution  Amount,  Class M-2 Principal
 Distribution  Amount, Class M-3 Principal  Distribution  Amount,  Class M-4 Principal  Distribution Amount and Class M-5
 Principal  Distribution  Amount for that Distribution  Date and (ii) the Certificate  Principal Balance of the Class M-6
 Certificates  immediately  prior to that  Distribution  Date over (y) the lesser of (i) the  product  of the  applicable
 Subordination  Percentage  and the  aggregate  Stated  Principal  Balance of the Mortgage  Loans after giving  effect to distributions  to be made on that  Distribution  Date and (ii) the aggregate  Stated  Principal  Balance of the Mortgage
 Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

 ALLOCATION OF LOSSES

 Any realized losses will be allocated in the following order of priority:

(i)      To Excess Cash Flow for the related Distribution Date;

(ii)     To the overcollateralization amount, until it has been reduced to zero;

(iii)    To the Class M-6 Certificates, until the certificate principal balance thereof has been reduced to zero;

(iv)     To the Class M-5 Certificates, until the certificate principal balance thereof has been reduced to zero;

(v)      To the Class M-4 Certificates, until the certificate principal balance thereof has been reduced to zero;

(vi)     To the Class M-3 Certificates, until the certificate principal balance thereof has been reduced to zero;

(vii)    To the Class M-2 Certificates, until the certificate principal balance thereof has been reduced to zero;

(viii)   To the Class M-1 Certificates, until the certificate principal balance thereof has been reduced to zero; and,

(ix)     To the Class A-2 Certificates, until the certificate principal balance thereof has been reduced to zero.

TRIGGER EVENT

A Trigger Event is in effect with respect to any distribution date on or after the Stepdown Date if either (a) the
Sixty-Plus Delinquency Percentage, as determined on that distribution date, exceeds [34.00] % of the Senior Enhancement
Percentage for that distribution date or (b) the aggregate amount of Realized Losses on the mortgage loans as a percentage of the initial aggregate Stated Principal Balance as of the cut-off date exceeds the applicable amount set forth below:

(i)      November 2009 to October 2010: [0.20] % with respect to November 2009, plus an additional 1/12th of [0.35] %
                 for each month through October 2010.
(ii)     November 2010 to October 2011: [0.55] % with respect to November 2010, plus an additional 1/12th of [0.40] %
                 for each month through October 2011.
(iii)    November 2011 to October 2012: [0.95] % with respect to November 2011, plus an additional 1/12th of [0.15] %
                 for each month through October 2012.
(iv)     November 2012 to October 2013: [1.35] % with respect to November 2011, plus an additional 1/12th of [0.15] %
                 for each month through October 2013.
(v)      November 2013 and thereafter: [1.60] %.

STEPDOWN DATE
The earlier of (x) the first distribution date following the distribution date on which the aggregate principal balance of the Class A Certificates are reduced to zero and (y) the later to occur of (i) the distribution date in November 2009 and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to two times the initial credit enhancement percentage for the Class A Certificates.

SUBORDINATION PERCENTAGE
With respect to each class of Class A Certificates and Class M Certificates, the respective approximate percentage set forth in the table below:

----------- -------------------
  CLASS         PERCENTAGE
----------- -------------------
    A             88.10
   M-1            92.90
   M-2            95.00
   M-3            96.40
   M-4            97.10
   M-5            97.80
   M-6            98.70
----------- -------------------

                                                    PRELIMINARY SWAP SCHEDULE

----------- -------------------- ---------------- --------- -------------------- ----------------
  PERIOD     DISTRIBUTION DATE      NOTIONAL       PERIOD    DISTRIBUTION DATE      NOTIONAL
----------- -------------------- ---------------- --------- -------------------- ----------------
    1           25-Nov-2006          367,595,000     31         25-May-2009          145,001,069
    2           25-Dec-2006          358,269,439     32         25-Jun-2009          139,713,220
    3           25-Jan-2007          349,065,291     33         25-Jul-2009          134,564,004
    4           25-Feb-2007          339,984,024     34         25-Aug-2009          129,552,973
    5           25-Mar-2007          331,028,314     35         25-Sep-2009          124,685,309
    6           25-Apr-2007          322,201,235     36         25-Oct-2009          119,972,283
    7           25-May-2007          313,505,234     37         25-Nov-2009          115,411,049
    8           25-Jun-2007          304,941,349     38         25-Dec-2009          111,551,673
    9           25-Jul-2007          296,511,431     39         25-Jan-2010          107,279,628
    10          25-Aug-2007          288,218,102     40         25-Feb-2010          103,143,527
    11          25-Sep-2007          280,063,229     41         25-Mar-2010           99,134,356
    12          25-Oct-2007          272,047,436     42         25-Apr-2010           95,249,137
    13          25-Nov-2007          264,172,024     43         25-May-2010           91,485,264
    14          25-Dec-2007          256,403,642     44         25-Jun-2010           87,840,367
    15          25-Jan-2008          248,764,907     45         25-Jul-2010           84,311,935
    16          25-Feb-2008          241,256,383     46         25-Aug-2010           80,897,074
    17          25-Mar-2008          233,879,241     47         25-Sep-2010           77,594,041
    18          25-Apr-2008          226,635,030     48         25-Oct-2010           74,408,410
    19          25-May-2008          219,525,020     49         25-Nov-2010           71,347,147
    20          25-Jun-2008          212,549,308     50         25-Dec-2010           68,386,882
    21          25-Jul-2008          205,709,039     51         25-Jan-2011           65,525,258
    22          25-Aug-2008          199,004,868     52         25-Feb-2011           62,760,040
    23          25-Sep-2008          192,436,500     53         25-Mar-2011           60,089,584
    24          25-Oct-2008          186,004,365     54         25-Apr-2011           57,507,985
    25          25-Nov-2008          179,711,678     55         25-May-2011           55,008,426
    26          25-Dec-2008          173,564,209     56         25-Jun-2011           52,575,813
    27          25-Jan-2009          167,562,969     57         25-Jul-2011           50,210,878
    28          25-Feb-2009          161,707,090     58         25-Aug-2011           47,914,073
    29          25-Mar-2009          155,996,053     59         25-Sep-2011           45,710,591
    30          25-Apr-2009          150,428,338    60**        25-Oct-2011                    0
----------- -------------------- ---------------- --------- -------------------- ----------------

* The Preliminary Swap Schedule is indicative and subject to change
** For period 60 and after

        PRELIMINARY YIELD MAINTENANCE NOTIONAL AMOUNT AND STRIKE RATES*

------------------ -------------------------- ------------------ --------------------- -----------------------
     PERIOD            DISTRIBUTION DATE          NOTIONAL           LOWER STRIKE           UPPER STRIKE
------------------ -------------------------- ------------------ --------------------- -----------------------
     1 - 59           11/25/06 - 9/25/11                      0         0.000%                 0.000%
       60                  10/25/11                  35,381,588         6.537%                 9.770%
       61                  11/25/11                  33,946,985         6.310%                 9.770%
       62                  12/25/11                  33,282,614         6.528%                 9.770%
       63                   1/25/12                  32,630,543         6.310%                 9.770%
       64                   2/25/12                  31,990,545         6.310%                 9.770%
       65                   3/25/12                  31,362,397         6.761%                 9.770%
       66                   4/25/12                  30,745,879         6.310%                 9.770%
       67                   5/25/12                  30,140,776         6.528%                 9.770%
       68                   6/25/12                  29,546,878         6.310%                 9.770%
       69                   7/25/12                  28,963,978         6.528%                 9.770%
       70                   8/25/12                  28,391,871         6.309%                 9.770%
       71                   9/25/12                  27,830,359         6.309%                 9.770%
       72                  10/25/12                  27,279,246         6.527%                 9.770%
       73                  11/25/12                  26,738,340         6.309%                 9.770%
       74                  12/25/12                  26,207,451         6.527%                 9.770%
       75                   1/25/13                  25,686,395         6.309%                 9.770%
       76                   2/25/13                  25,174,989         6.309%                 9.770%
       77                   3/25/13                  24,673,056         7.010%                 9.770%
       78                   4/25/13                  24,180,420         6.309%                 9.770%
       79                   5/25/13                  23,696,909         6.527%                 9.770%
       80                   6/25/13                  23,222,355         6.309%                 9.770%
       81                   7/25/13                  22,756,592         6.527%                 9.770%
       82                   8/25/13                  22,299,458         6.309%                 9.770%
       83                   9/25/13                  15,404,241         6.366%                 9.770%
  84 and after        10/25/13 and after                    N/A          N/A                    N/A

------------------ -------------------------- ------------------ --------------------- -----------------------

* The Preliminary Yield Maintenance Notional Amount and Strike Rates are indicative and subject to change